77Q1(e)(2)

Management Agreement with American Century Investment Management, dated
March 1, 2010 (filed electronically as Exhibit (d) (2) to Post-Effective
Amendment No. 57 to the Registration Statement of American Century
Quantitative Equity Funds, Inc. on March 31, 2010, File No. 033-19589
and incorporated herein by reference).